Exhibit 99.1

PDL Community Bancorp Announces 2021 Second Quarter Results

New York (August 5, 2021): PDL Community Bancorp (the “Company”) (NASDAQ: PDLB), the financial holding company for Ponce Bank (the “Bank”) and Mortgage World Bankers, Inc. (“Mortgage World”), reported net income of $5.9 million, or $0.35 per basic and diluted share, for the second quarter of 2021, compared to net income of $2.5 million, or $0.15 per basic and diluted share, for the prior quarter and a net loss of ($571,000), or ($0.03) per basic and diluted share, for the second quarter of 2020.

Second Quarter Highlights

•	Net interest income of $13.7 million for the current quarter increased $840,000, or 6.5%, from prior quarter and increased $4.2 million, or 44.2%, from same quarter last year.
•

Income before income taxes of $7.8 million for the current quarter increased $4.7 million, or 146.5%, from prior quarter and increased $8.5 million from a loss of ($611,000) for the same quarter last year.

•	Cost of interest-bearing deposits was 0.67% for the current quarter, a decrease from 0.77% for the prior quarter and from 1.27% for the same quarter last year.
•	Net interest margin was 3.84% for the current quarter, a decrease from 4.00% for the prior quarter and an increase from 3.45% for the same quarter last year.
•	Net interest rate spread was 3.60% for the current quarter, a decrease from 3.76% for the prior quarter and an increase from 3.13% for the same quarter last year.
•	Efficiency ratio was 61.80% for the current quarter compared to 76.94% for the prior quarter and 103.37% for the same quarter last year.
•	Non-performing loans of $9.0 million decreased $2.5 million year-over-year and equates to 0.66% of total loans receivable as of June 30, 2021.
•	Net loans receivable were $1.34 billion at June 30, 2021, an increase of $184.9 million, or 16.0%, from December 31, 2020.
•	Deposits were $1.24 billion at June 30, 2021, an increase of $206.6 million, or 20.1%, from December 31, 2020.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, the Company’s President and CEO, noted “We are pleased to have added to the great start we had for 2021; we continue executing well on all fronts. Our deposit growth is well centered on new customer acquisition while lowering our cost of funds; likewise, our loan portfolio expansion continues with little adverse effect on our net interest margin and ALLL. Importantly, our growth in PPP loans, a large but not the sole source of our growth, has had a very positive impact on our communities. GPS, our Salesforce initiative, has begun to tangibly demonstrate its value while we focus on lowering our operating expenses and increasing profitability. On June 15, 2021, Ponce Bank was approved by the United States Department of the Treasury to receive $1.8 million in federal Economic Relief Funds for Small Businesses. This is further evidence that we are well positioned to benefit from the rediscovery of the important role MDIs and CDFIs like us have in remediating the disparate effects of the pandemic, and the wealth and financial gaps present, in our communities.”

Executive Chairman’s Comments

Steven A. Tsavaris, the Company’s Executive Chairman, added “As we cross the first anniversary of our acquisition, we are pleased that Mortgage World continues to contribute to our product expansion and diversification; its integration with Ponce Bank branches will be enhanced by the renovation of our banking facilities.

Loan Payment Deferrals

Through June 30, 2021, 417 loans aggregating $385.0 million had received forbearance, primarily consisting of the deferral of principal, interest, and escrow payments for a period of three months, of which 23 loans have since been paid-off by borrowers as of June 30, 2021. As of June 30, 2021, 353 loans aggregating $318.7 million were no longer in forbearance and continue performing pursuant to their terms and 41 loans in the amount of $47.8 million remained in forbearance as a result of renewed forbearance for a period of three months. Of the 41 loans receiving renewed forbearance, 27 loans, totaling $23.3 million are related to one-to-four family residential real estate. All of these loans had been performing in accordance with their contractual obligations prior to the granting of the initial forbearance. The Company actively monitors the business activities of borrowers in forbearance and seeks to determine their capacity to resume payments as contractually obligated upon the termination of the forbearance period. The initial and extended forbearances are short-term modifications made on a good faith basis in response to the COVID-19 pandemic and in furtherance of governmental policies.

Results of Operations Summary

Net income for the three months ended June 30, 2021 was $5.9 million, compared to $2.5 million of net income for the three months ended March 31, 2021 and a ($571,000) net loss for the three months ended June 30, 2020.

The $3.5 million increase in net income for the three months ended June 30, 2021 compared to the three months ended March 31, 2021 is due to an increase of $4.4 million in non-interest income primarily due to an increase of $3.5 million, net of expenses, in gain on sale of real property. The increase in net income was also attributable to an increase of $840,000 in net interest income, a decrease of $100,000 in provision for loan losses, offset by increases of $1.2 million in provision for income taxes and $726,000 in non-interest expense.

The $6.5 million increase in net income for the three months ended June 30, 2021 compared to the three months ended June 30, 2020 is due to an increase of $7.8 million in non-interest income primarily due to an increase of $4.2 million, net of expenses, in gain on sale of real property and $1.3 million in income on sale of mortgage loans attributable to Mortgage World. The increase in net income was also attributable to $4.2 million in net interest income. The increase in net income was offset by increases of $3.2 million in non-interest expense, $2.0 million in provision for income taxes, and $315,000 in provision for loan losses.

Net income for the six months ended June 30, 2021 was $8.4 million, compared to a ($1.8 million) net loss for the six months ended June 30, 2020. The change from the six months ended June 30, 2020 is primarily due to an $11.0 million increase in non-interest income primarily due to $4.8 million, net of expenses, in gain on sale of real property, $2.8 million in income on sale of mortgage loans and $1.5 million in income from loan originations attributable to Mortgage World. The increase in net income was also attributable to a $7.2 million increase in net interest income and a decrease of $145,000 in provision for loan losses. The increase in net income was offset by increases of $5.3 million in non-interest expense and $2.9 million in provision for income taxes.

Net interest income for the three months ended June 30, 2021 was $13.7 million, an increase of $840,000, or 6.5%, compared to the three months ended March 31, 2021 and an increase of $4.2 million, or 44.2%, compared to the three months ended June 30, 2020. The increase of $840,000 in net interest income compared to the three months ended March 31, 2021 was attributable to an increase of $667,000 in interest and dividend income and a decrease of $173,000 in interest expense. The increase of $4.2 million in net interest income for the three months ended June 30, 2021 compared to three months ended June 30, 2020 was attributable to an increase of $3.5 million in interest and dividend income and a decrease of $760,000 in interest expense.

Net interest income for the six months ended June 30, 2021 was $26.6 million, an increase of $7.2 million, or 36.9%, compared to the six months ended June 30, 2020. The increase in net interest income was attributable to an increase of $5.6 million in interest and dividend income and a decrease of $1.6 million in interest expense.

Net interest margin was 3.84% for the three months ended June 30, 2021, a decrease of 16 basis points from 4.00% for the three months ended March 31, 2021 and an increase of 39 basis points from 3.45% for the three months ended June 30, 2020.

Net interest rate spread decreased by 16 basis points to 3.60% for the three months ended June 30, 2021 from 3.76% for the three months ended March 31, 2021 and increased by 47 basis points from 3.13% for the three months ended June 30, 2020. The decrease in the net interest rate spread for the three months ended March 31, 2021 was primarily due to a decrease in the average yields on interest-earning assets of 27 basis points to 4.43% for the three months ended June 30, 2021 from 4.70% for the three months ended March 31, 2021, offset by a decrease on the average rates on interest-bearing liabilities of 11 basis points to 0.83% for the three months ended June 30, 2021 from 0.94% for the three months ended March 31, 2021. The increase in the net interest rate spread for the three months ended June 30, 2021 compared to the three months ended June 30, 2020 was primarily due to a decrease on the average rates on interest-bearing liabilities of 53 basis points to 0.83% for the three months ended June 30, 2021 from 1.36% for the three months ended June 30, 2020, offset by a slight decrease in the average yields on interest-earning assets of 6 basis points to 4.43% for the three months ended June 30, 2021 from 4.49% for the three months ended June 30, 2020.

Non-interest income increased $4.4 million to $8.3 million for the three months ended June 30, 2021 from $3.9 million for the three months ended March 31, 2021 and increased $7.8 million from $574,000 for the three months ended June 30, 2020.

The increase in non-interest income for the three months ended June 30, 2021 compared to the three months ended March 31, 2021 was primarily due to increases of $3.5 million, net of expenses, from gain on the sale of real property recognized in the second quarter of 2021, $432,000 in loan origination fees, $425,000 in other non-interest income and $207,000 in brokerage commissions, offset by a decrease of $220,000 in income on sale of mortgage loans attributable to Mortgage World operations.

The increase in non-interest income for the three months ended June 30, 2021 compared to the three months ended June 30, 2020 was primarily due to increases of $4.2 million, net of expenses, from gain on the sale of real property, $1.3 million in income on sale of mortgage loans, $971,000 in loan origination fees, $418,000 in other non-interest income, $408,000 in brokerage commissions, $285,000 in late and prepayment charges and $221,000 service charges and fees.

Non-interest income increased $11.0 million to $12.2 million for the six months ended June 30, 2021 from $1.2 million for the six months ended June 30, 2020. The increase in non-interest income for the six months ended June 30, 2021 compared to the six months ended June 30, 2020 was primarily due to increases of $4.8 million, net of expenses, from gain on the sale of real property, $2.8 million on sale of mortgage loans and $1.5 million in loan originations attributable to Mortgage World. Other increases in non-interest income are $600,000 in other non-interest income, $581,000 in brokerage commissions, $410,000 in late and prepayment charges and $302,000 in service charges and fees.

Non-interest expense increased $726,000, or 5.6%, to $13.6 million for the three months ended June 30, 2021, from $12.9 million for the three months ended March 31, 2021 and increased $3.2 million from $10.4 million for the three months ended June 30, 2020.

The increase in non-interest expense for the three months ended June 30, 2021, compared to the three months ended March 31, 2021 was attributable to increases of $1.6 million in professional fees, primarily attributable to an increase of $1.0 million in consulting expenses related to a third-party service provider that provided loan origination services related to the PPP loans, $204,000 in occupancy and equipment, $142,000 in direct loan expenses, and $139,000 in data processing expenses, offset by a decrease of $1.5 million in compensation and benefits, which was specifically related to the allocable portion of employee expenses related to the origination of PPP loans, netted against PPP loan origination fees received from the SBA.

The increase in non-interest expense for the three months ended June 30, 2021, compared to the three months ended June 30, 2020 primarily reflects increases of $1.6 million in professional fees, primarily attributable to an increase of $1.2 million in consulting expenses related to a third-party service provider that provided loan origination services related to PPP loans, $952,000 in direct loan expenses, $561,000 in occupancy and equipment, and $237,000 in data processing expenses, offset by a decrease of $433,000 in compensation and benefits, which was specifically related to the allocable portion of employee expenses related to the origination of PPP loans, netted against PPP loan origination fees received from the SBA.

Non-interest expense increased $5.3 million, or 24.9%, to $26.6 million for the six months ended June 30, 2021, compared to $21.3 million for the six months ended June 30, 2020. The increase in non-interest expense for the six months ended June 30, 2021, compared to the six months ended June 30, 2020 was attributable to increases of $1.7 million in direct loan expenses, $1.2 million in occupancy and equipment, $1.2 million in professional fees, primarily due to an increase in consulting expenses related to a third-party service provider that provided loan origination services related to PPP loans, $364,000 in data processing expenses and $511,000 in other operating expenses.

Balance Sheet Summary

Total assets increased $192.4 million, or 14.2%, to $1.55 billion at June 30, 2021 from $1.36 billion at December 31, 2020. The increase in total assets is attributable to increases of $184.9 million in net loans receivable, including $156.2 million increases in PPP loans, $31.0 million in available-for-sale securities, $2.0 million in premises and equipment, net, $1.7 million in accrued interest receivable and $837,000 in deferred taxes. The increase in total assets was reduced by decreases of $20.1 million in mortgage loans held for sale, at fair value, $6.0 million in cash and cash equivalents, $1.8 million in other assets, and $270,000 in FHLBNY stock.

Total liabilities increased $180.0 million, or 15.1%, to $1.38 billion at June 30, 2021 from $1.20 billion at December 31, 2020. The increase in total liabilities was mainly attributable to increases of $206.6 million in deposits and $663,000 in advance payments by borrowers for taxes and insurance, offset by decreases of $16.9 million in warehouse lines of credit, $8.0 million in advances from FHLBNY and $1.6 million in other liabilities.

Total stockholders’ equity increased $12.4 million, or 7.8%, to $171.9 million at June 30, 2021 from $159.5 million at December 31, 2020. The $12.4 million increase in stockholders’ equity was mainly attributable to $8.4 million in net income, $3.1 million in net treasury stock activity, $704,000 related to restricted stock units and stock options, $298,000 related to the Company’s Employee Stock Ownership Plan offset by $176,000 related to unrealized loss on available-for-sale securities.

As of June 30, 2021, the Company had repurchased a total of 1,670,619 shares under the repurchase programs at a weighted average price of $13.22 per share, of which 1,135,086 were reported as treasury stock. Of the 1,670,619 shares repurchased, 186,960 shares have been used for grants awarded to directors, executive officers and non-executive officers under the Company’s 2018 Long-Term Incentive Plan pursuant to restricted stock units which vested on December 4, 2020 and 2019. Of these 186,960 shares, 166 shares were retained to satisfy a recipient’s taxes and other withholding obligations and these shares remain as part of treasury stock. In addition, 348,739 shares were sold to Banc of America Strategic Investments Corporation in a privately negotiated transaction.

About PDL Community Bancorp

PDL Community Bancorp is the financial holding company for Ponce Bank and Mortgage World Bankers, Inc. Ponce Bank is a federally chartered stock savings association. Ponce Bank is designated a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent from alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises as well as mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock. Mortgage World Bankers, Inc. is a mortgage lender operating in five states and is subject to the regulation and examination of the New York State Department of Financial Services. As a Federal Housing Administration (“FHA”)-approved Title II lender, Mortgage World Bankers, Inc. originates and sells to investors single family mortgage loans guaranteed by the FHA, as well as conventional mortgages.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; the anticipated impact of the COVID-19 pandemic and the Company’s attempts at mitigation; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
ASSETS
Cash and due from banks:
Cash	$32,541	$13,551	$26,936	$14,302	$15,875
Interest-bearing deposits in banks	33,551	76,571	45,142	61,790	60,756
Total cash and cash equivalents	66,092	90,122	72,078	76,092	76,631
Available-for-sale securities, at fair value	48,536	30,929	17,498	14,512	13,800
Held-to-maturity securities, at amortized cost	1,720	1,732	1,743	—	—
Placement with banks	2,739	2,739	2,739	2,739	—
Mortgage loans held for sale, at fair value	15,308	13,725	35,406	13,100	1,030
Loans receivable, net	1,343,578	1,230,458	1,158,640	1,108,956	1,072,417
Accrued interest receivable	13,134	12,547	11,396	9,995	7,677
Premises and equipment, net	34,057	33,625	32,045	32,113	32,102
Federal Home Loan Bank of New York stock (FHLBNY), at cost	6,156	6,057	6,426	6,414	6,422
Deferred tax assets	5,493	4,569	4,656	3,586	4,328
Other assets	10,837	7,204	12,604	9,844	5,824
Total assets	$1,547,650	$1,433,707	$1,355,231	$1,277,351	$1,220,231
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,236,161	$1,138,546	$1,029,579	$973,244	$936,219
Accrued interest payable	55	66	60	58	48
Advance payments by borrowers for taxes and insurance	7,682	9,264	7,019	7,739	6,007
Advances from the FHLBNY and others	109,255	109,255	117,255	117,283	117,284
Warehouse lines of credit	13,084	11,664	29,961	9,065	—
Mortgage loan fundings payable	743	676	1,483	1,457	—
Other liabilities	8,780	3,032	10,330	10,131	5,674
Total liabilities	1,375,760	1,272,503	1,195,687	1,118,977	1,065,232
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized	185	185	185	185	185
Treasury stock, at cost	(15,069)	(19,285)	(18,114)	(18,281)	(17,172)
Additional paid-in-capital	85,956	85,470	85,105	85,817	85,481
Retained earnings	105,925	99,993	97,541	95,913	91,904
Accumulated other comprehensive income	(41)	28	135	168	150
Unearned compensation ─ ESOP	(5,066)	(5,187)	(5,308)	(5,428)	(5,549)
Total stockholders' equity	171,890	161,204	159,544	158,374	154,999
Total liabilities and stockholders' equity	$1,547,650	$1,433,707	$1,355,231	$1,277,351	$1,220,231

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
	(Dollars in thousands, except share and per share data)
Interest and dividend income:
Interest on loans receivable	$15,603	$14,925	$14,070	$13,375	$12,162
Interest on deposits due from banks	2	2	10	5	3
Interest and dividend on securities and FHLBNY stock	239	250	233	223	228
Total interest and dividend income	15,844	15,177	14,313	13,603	12,393
Interest expense:
Interest on certificates of deposit	1,108	1,219	1,422	1,597	1,730
Interest on other deposits	382	382	448	500	534
Interest on borrowings	622	684	769	655	608
Total interest expense	2,112	2,285	2,639	2,752	2,872
Net interest income	13,732	12,892	11,674	10,851	9,521
Provision for loan losses	586	686	406	620	271
Net interest income after provision for loan losses	13,146	12,206	11,268	10,231	9,250
Non-interest income:
Service charges and fees	366	329	263	236	145
Brokerage commissions	430	223	455	447	22
Late and prepayment charges	298	244	81	145	13
Income on sale of mortgage loans	1,288	1,508	2,748	1,372	—
Loan origination	971	539	656	269	—
Gain on sale of real property	4,176	663	—	4,412	—
Other	812	387	596	371	394
Total non-interest income	8,341	3,893	4,799	7,252	574
Non-interest expense:
Compensation and benefits	4,212	5,664	6,846	5,554	4,645
Occupancy and equipment	2,838	2,634	2,686	2,584	2,277
Data processing expenses	733	594	578	596	496
Direct loan expenses	1,151	1,009	599	437	199
Insurance and surety bond premiums	143	146	166	138	128
Office supplies, telephone and postage	467	409	385	386	312
Professional fees	2,902	1,262	1,533	1,553	1,336
Marketing and promotional expenses	48	38	—	127	145
Directors fees	69	69	69	69	69
Regulatory dues	120	60	59	49	56
Other operating expenses	958	1,030	1,034	834	772
Total non-interest expense	13,641	12,915	13,955	12,327	10,435
Income (loss) before income taxes	7,846	3,184	2,112	5,156	(611)
Provision (benefit) for income taxes	1,914	732	484	1,147	(40)
Net income (loss)	$5,932	$2,452	$1,628	$4,009	$(571)
Earnings (loss) per share:
Basic	$0.35	$0.15	$0.10	$0.24	$(0.03)
Diluted	$0.35	$0.15	$0.10	$0.24	$(0.03)
Weighted average shares outstanding:
Basic	16,737,037	16,548,196	16,558,576	16,612,205	16,723,449
Diluted	16,773,606	16,548,196	16,558,576	16,612,205	16,723,449

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Six Months Ended June 30,
	2021	2020	Variance $	Variance %
	(Dollars in thousands, except share and per share data)
Interest and dividend income:
Interest on loans receivable	$30,528	$24,944	$5,584	22.39%
Interest on deposits due from banks	4	69	(65)	(94.20%)
Interest and dividend on securities and FHLBNY stock	489	410	79	19.27%
Total interest and dividend income	31,021	25,423	5,598	22.02%
Interest expense:
Interest on certificates of deposit	2,327	3,557	(1,230)	(34.58%)
Interest on other deposits	764	1,226	(462)	(37.68%)
Interest on borrowings	1,306	1,195	111	9.29%
Total interest expense	4,397	5,978	(1,581)	(26.45%)
Net interest income	26,624	19,445	7,179	36.92%
Provision for loan losses	1,272	1,417	(145)	(10.23%)
Net interest income after provision for loan losses	25,352	18,028	7,324	40.63%
Non-interest income:
Service charges and fees	695	393	302	76.84%
Brokerage commissions	653	72	581	*
Late and prepayment charges	542	132	410	310.61%
Income on sale of mortgage loans	2,796	—	2,796	—%
Loan origination	1,510	—	1,510	—%
Gain on sale of real property	4,839	—	4,839	—%
Other	1,199	599	600	100.17%
Total non-interest income	12,234	1,196	11,038	*
Non-interest expense:
Compensation and benefits	9,876	9,653	223	2.31%
Occupancy and equipment	5,472	4,294	1,178	27.43%
Data processing expenses	1,327	963	364	37.80%
Direct loan expenses	2,160	411	1,749	425.55%
Insurance and surety bond premiums	289	249	40	16.06%
Office supplies, telephone and postage	876	628	248	39.49%
Professional fees	4,164	2,963	1,201	40.53%
Marketing and promotional expenses	86	379	(293)	(77.31%)
Directors fees	138	138	—	—%
Regulatory dues	180	102	78	76.47%
Other operating expenses	1,988	1,477	511	34.60%
Total non-interest expense	26,556	21,257	5,299	24.93%
Income (loss) before income taxes	11,030	(2,033)	13,063	*
Provision (benefit) for income taxes	2,646	(249)	2,895	*
Net income (loss)	$8,384	$(1,784)	$10,168	*
Earnings (loss) per share:
Basic	$0.50	$(0.11)	N/A	N/A
Diluted	$0.50	$(0.11)	N/A	N/A
Weighted average shares outstanding:
Basic	16,643,138	16,761,993	N/A	N/A
Diluted	16,661,423	16,761,993	N/A	N/A

*Exceeds 500%

PDL Community Bancorp and Subsidiaries

Key Metrics

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Performance Ratios:
Return on average assets (1)	1.59%	0.72%	0.50%	1.28%	(0.20%)
Return on average equity (1)	13.95%	6.16%	4.03%	9.95%	(1.47%)
Net interest rate spread (1) (2)	3.60%	3.76%	3.50%	3.33%	3.13%
Net interest margin (1) (3)	3.84%	4.00%	3.78%	3.65%	3.45%
Non-interest expense to average assets (1)	3.65%	3.82%	4.29%	3.95%	3.57%
Efficiency ratio (4)	61.80%	76.94%	84.71%	68.09%	103.37%
Average interest-earning assets to average interest- bearing liabilities	140.13%	133.25%	132.04%	134.35%	130.72%
Average equity to average assets	11.37%	11.77%	12.44%	12.90%	13.30%
Capital Ratios:
Total capital to risk weighted assets (bank only)	16.08%	15.80%	15.95%	16.93%	17.52%
Tier 1 capital to risk weighted assets (bank only)	14.83%	14.54%	14.70%	15.68%	16.26%
Common equity Tier 1 capital to risk-weighted assets (bank only)	14.83%	14.54%	14.70%	15.68%	16.26%
Tier 1 capital to average assets (bank only)	10.22%	10.78%	11.19%	11.46%	11.63%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.16%	1.24%	1.27%	1.28%	1.27%
Allowance for loan losses as a percentage of nonperforming loans	175.63%	126.07%	127.28%	131.00%	118.89%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.07%)	(0.02%)	0.03%	0.00%	0.01%
Non-performing loans as a percentage of total gross loans	0.66%	0.99%	1.00%	0.98%	1.08%
Non-performing loans as a percentage of total assets	0.58%	0.86%	0.86%	0.86%	0.95%
Total non-performing assets as a percentage of total assets	0.58%	0.86%	0.86%	0.86%	0.95%
Total non-performing assets, accruing loans past due 90 days or more, and accruing troubled debt restructured loans as a percentage of total assets	1.01%	1.32%	1.35%	1.36%	1.51%
Other:
Number of offices (5)	19	20	20	20	14
Number of full-time equivalent employees (6)	231	236	227	230	179

(1)	Annualized where appropriate.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)

Number of offices included 5 offices for the three months ended June 30, 2021, and included 6 offices for the three months ended March 31, 2021, December 31, 2020 and September 30, 2020 due to the acquisition of Mortgage World.

(6)	Subsequent to July 10, 2020, number of full-time equivalent employees includes full-time equivalent employees related to Mortgage World.

PDL Community Bancorp and Subsidiaries

Loan Portfolio

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2021		2021		2020		2020		2020
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$325,409	23.82%	$317,895	25.51%	$319,596	27.27%	$320,438	28.55%	$317,055	29.25%
Owner-Occupied	98,839	7.24%	99,985	8.02%	98,795	8.43%	93,340	8.31%	91,345	8.43%
Multifamily residential	318,579	23.33%	315,078	25.28%	307,411	26.23%	284,775	25.37%	274,641	25.34%
Nonresidential properties	211,181	15.46%	215,340	17.28%	218,929	18.68%	217,771	19.40%	209,068	19.29%
Construction and land	125,265	9.17%	119,339	9.57%	105,858	9.03%	99,721	8.88%	96,841	8.93%
Total mortgage loans	1,079,273	79.02%	1,067,637	85.66%	1,050,589	89.64%	1,016,045	90.52%	988,950	91.24%
Non-mortgage loans:
Business loans (1)	253,935	18.59%	142,135	11.40%	94,947	8.10%	96,700	8.61%	93,394	8.62%
Consumer loans (2)	32,576	2.39%	36,706	2.94%	26,517	2.26%	9,806	0.87%	1,578	0.14%
Total non-mortgage loans	286,511	20.98%	178,841	14.34%	121,464	10.36%	106,506	9.48%	94,972	8.76%
Total loans, gross	1,365,784	100.00%	1,246,478	100.00%	1,172,053	100.00%	1,122,551	100.00%	1,083,922	100.00%

Net deferred loan origination costs	(6,331)		(512)		1,457		786		2,256
Allowance for losses on loans	(15,875)		(15,508)		(14,870)		(14,381)		(13,761)

Loans, net	$1,343,578		$1,230,458		$1,158,640		$1,108,956		$1,072,417

(1)

As of June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, business loans include $241.5 million, $132.5 million, $85.3 million, $86.2 million and $83.6 million, respectively, of PPP loans.

(2)

As of June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, consumer loans include $32.0 million, $35.9 million, $25.5 million and $8.7 million, respectively, of loans originated by the Bank pursuant to its arrangement with Grain Technologies, LLC.

PDL Community Bancorp and Subsidiaries

Deposits

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2021		2021		2020		2020		2020
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand (1)	$320,404	25.91%	$242,255	21.28%	$189,855	18.44%	$186,328	19.15%	$192,429	20.55%
Interest-bearing deposits:
NOW/IOLA accounts	28,996	2.35%	32,235	2.83%	39,296	3.82%	29,618	3.04%	26,477	2.83%
Money market accounts	172,925	13.99%	157,271	13.81%	136,258	13.23%	148,877	15.30%	125,631	13.42%
Reciprocal deposits	151,443	12.25%	137,402	12.07%	131,363	12.76%	108,367	11.13%	96,915	10.35%
Savings accounts	130,430	10.55%	130,211	11.44%	125,820	12.22%	120,883	12.42%	119,277	12.74%
Total NOW, money market, reciprocal and savings accounts	483,794	39.14%	457,119	40.15%	432,737	42.03%	407,745	41.89%	368,300	39.34%
Certificates of deposit of $250K or more	74,941	6.06%	77,418	6.80%	78,435	7.62%	80,403	8.26%	81,786	8.74%
Brokered certificates of deposit (2)	83,506	6.76%	86,004	7.55%	52,678	5.12%	55,878	5.74%	55,878	5.97%
Listing service deposits (2)	66,518	5.38%	61,133	5.37%	39,476	3.83%	49,342	5.07%	54,370	5.81%
All other certificates of deposit less than $250K	206,998	16.75%	214,617	18.85%	236,398	22.96%	193,548	19.89%	183,456	19.59%
Total certificates of deposit	431,963	34.95%	439,172	38.57%	406,987	39.53%	379,171	38.96%	375,490	40.11%
Total interest-bearing deposits	915,757	74.09%	896,291	78.72%	839,724	81.56%	786,916	80.85%	743,790	79.45%
Total deposits	$1,236,161	100.00%	$1,138,546	100.00%	$1,029,579	100.00%	$973,244	100.00%	$936,219	100.00%

(1)	As of June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, included in demand deposits are deposits related to net PPP funding.
(2)

As of June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020 there were $28.9 million, $28.8 million, $27.0 million, $26.9 million and $26.8 million in individual listing service deposits amounting to $250,000 or more. All brokered certificates of deposit individually amounted to less than $250,000.

PDL Community Bancorp and Subsidiaries

Nonperforming Assets

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$1,983	$2,907	$2,808	$2,750	$2,767
Owner occupied	1,593	1,585	1,053	1,075	1,327
Multifamily residential	955	946	946	210	—
Nonresidential properties	1,408	3,761	3,776	3,830	4,355
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing troubled debt restructured loans)	$5,939	$9,199	$8,583	$7,865	$8,449

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$242	$246	$249	$267	$272
Owner occupied	2,199	2,195	2,197	2,191	2,198
Multifamily residential	—	—	—	—	—
Nonresidential properties	659	661	654	655	656
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing troubled debt restructured loans	3,100	3,102	3,100	3,113	3,126
Total non-accrual loans	$9,039	$12,301	$11,683	$10,978	$11,575
Total non-performing assets	$9,039	$12,301	$11,683	$10,978	$11,575

Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$3,347	$3,362	$3,378	$3,396	$3,730
Owner occupied	2,431	2,466	2,505	2,177	2,348
Multifamily residential	—	—	—	—	—
Nonresidential properties	755	750	754	759	762
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$6,533	$6,578	$6,637	$6,332	$6,840
Total non-performing assets and accruing troubled debt restructured loans	$15,572	$18,879	$18,320	$17,310	$18,415
Total non-performing loans to total gross loans	0.66%	0.99%	1.00%	0.98%	1.08%
Total non-performing assets to total assets	0.58%	0.86%	0.86%	0.86%	0.95%
Total non-performing assets and accruing troubled debt restructured loans to total assets	1.01%	1.32%	1.35%	1.36%	1.51%

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Three Months Ended June 30,
	2021			2020
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,332,808	$15,603	4.70%	$1,024,019	$12,162	4.78%
Securities (3)	41,218	170	1.65%	16,750	146	3.50%
Other (4)	60,439	71	0.47%	68,900	85	0.50%
Total interest-earning assets	1,434,465	15,844	4.43%	1,109,669	12,393	4.49%
Non-interest-earning assets	66,240			65,829
Total assets	$1,500,705			$1,175,498
Interest-bearing liabilities:
NOW/IOLA	$30,370	$32	0.42%	$29,692	$38	0.51%
Money market	300,326	311	0.42%	196,707	458	0.94%
Savings	131,397	38	0.12%	117,166	37	0.13%
Certificates of deposit	431,324	1,108	1.03%	375,708	1,730	1.85%
Total deposits	893,417	1,489	0.67%	719,273	2,263	1.27%
Advance payments by borrowers	11,086	1	0.04%	8,947	1	0.04%
Borrowings	119,162	622	2.09%	120,647	608	2.03%
Total interest-bearing liabilities	1,023,665	2,112	0.83%	848,867	2,872	1.36%
Non-interest-bearing liabilities:
Non-interest-bearing demand	293,626	—		165,161	—
Other non-interest-bearing liabilities	12,848	—		5,165	—
Total non-interest-bearing liabilities	306,474	—		170,326	—
Total liabilities	1,330,139	2,112		1,019,193	2,872
Total equity	170,566			156,305
Total liabilities and total equity	$1,500,705		0.83%	$1,175,498		1.36%
Net interest income		$13,732			$9,521
Net interest rate spread (5)			3.60%			3.13%
Net interest-earning assets (6)	$410,800			$260,802
Net interest margin (7)			3.84%			3.45%
Average interest-earning assets to interest-bearing liabilities			140.13%			130.72%

(1)	Annualized where appropriate.
(2)	Loans include loans and mortgage loans held for sale, at fair value.
(3)	Securities include available-for-sale securities and held-to-maturity securities.
(4)	Includes FHLBNY demand account and FHLBNY stock dividends.
(5)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Six Months Ended June 30,
	2021			2020
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,286,226	$30,528	4.79%	$999,758	$24,944	5.02%
Securities (3)	31,919	346	2.19%	17,484	229	2.63%
Other (4)	53,548	147	0.55%	53,560	250	0.93%
Total interest-earning assets	1,371,693	31,021	4.56%	1,070,802	25,423	4.77%
Non-interest-earning assets	65,102			51,647
Total assets	$1,436,795			$1,122,449
Interest-bearing liabilities:
NOW/IOLA	$31,720	$70	0.45%	$29,359	$77	0.53%
Money market	288,779	615	0.43%	178,589	1,075	1.21%
Savings	129,191	77	0.12%	115,438	72	0.13%
Certificates of deposit	418,722	2,327	1.12%	377,431	3,557	1.90%
Total deposits	868,412	3,089	0.72%	700,817	4,781	1.37%
Advance payments by borrowers	9,999	2	0.04%	8,464	2	0.05%
Borrowings	124,429	1,306	2.12%	114,643	1,195	2.10%
Total interest-bearing liabilities	1,002,840	4,397	0.88%	823,924	5,978	1.46%
Non-interest-bearing liabilities:
Non-interest-bearing demand	254,588	—		136,903	—
Other non-interest-bearing liabilities	13,297	—		4,065	—
Total non-interest-bearing liabilities	267,885	—		140,968	—
Total liabilities	1,270,725	4,397		964,892	5,978
Total equity	166,070			157,557
Total liabilities and total equity	$1,436,795		0.88%	$1,122,449		1.46%
Net interest income		$26,624			$19,445
Net interest rate spread (5)			3.68%			3.31%
Net interest-earning assets (6)	$368,853			$246,878
Net interest margin (7)			3.91%			3.65%
Average interest-earning assets to
interest-bearing liabilities			136.78%			129.96%

(1)	Annualized where appropriate.
(2)	Loans include loans and mortgage loans held for sale, at fair value.
(3)	Securities include available-for-sale securities and held-to-maturity securities.
(4)	Includes FHLBNY demand account and FHLBNY stock dividends.
(5)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

PDL Community Bancorp and Subsidiaries

Other Data

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
	(Dollars in thousands, except share and per share data)
Other Data
Common shares issued	18,463,028	18,463,028	18,463,028	18,463,028	18,463,028
Less treasury shares	1,135,086	1,444,776	1,337,059	1,346,679	1,228,737
Common shares outstanding at end of period	17,327,942	17,018,252	17,125,969	17,116,349	17,234,291

Book value per share	$9.92	$9.47	$9.32	$9.25	$8.99
Tangible book value per share	$9.92	$9.47	$9.32	$9.25	$8.99